EXECUTION COPY

EXHIBIT 10.45

WAIVER NO. 7

               WAIVER NO. 7 (this "Waiver"), dated as of January 25, 2001, among Scott Technologies, Inc., a Delaware corporation ("Borrower"), the Lenders party to the Credit Agreement referred to below ("Lenders") and General Electric Capital Corporation, a New York corporation, as agent for said Lenders ("Agent"), to the Credit Agreement referred to below.

W I T N E S S E T H

               WHEREAS, Borrower, Agent and Lenders have entered into an Amended and Restated Credit Agreement, dated as of December 31, 1998 (as heretofore amended, the "Credit Agreement"; the terms defined in Credit Agreement being used herein as therein defined, unless otherwise defined herein);

               WHEREAS, Section 1.2(b)(iv) of the Credit Agreement provides for, among other things, the mandatory prepayment by Borrower of the Obligations on the earlier of the date which is ten (10) days after (A) the date on which Borrower's annual audited Financials for the immediately preceding Fiscal Year are delivered pursuant to Annex D to the Credit Agreement or (B) the date on which such annual audited Financials were required to be delivered pursuant to Annex D to the Credit Agreement in an amount equal to twenty-five percent (25%) of Excess Cash Flow for the immediately preceding Fiscal Year; and

               WHEREAS, Agent and Lenders party hereto agree to waive the mandatory prepayment of the Obligations otherwise required pursuant to Section 1.2(b)(iv) of the Credit Agreement from the Excess Cash Flow for the Fiscal Year ending December 31, 2000, subject to the terms and conditions hereinafter set forth.

               NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereby agree as follows:

               SECTION 1.      Waiver. Subject to the satisfaction of each of the conditions set forth in Section 4 hereof, Agent and each Lender party hereto hereby waive the provisions of Section 1.2(b)(iv) of the Credit Agreement in respect of, and only in respect of, the mandatory prepayment of the Obligations otherwise required from the Excess Cash Flow for the Fiscal Year ending December 31, 2000.

               SECTION 2.       Representations and Warranties. Borrower represents and warrants to Agent and Lenders as follows:

               (a)   All of the representations and warranties of Borrower contained in the Credit Agreement and in the other Loan Documents are true and correct on the date hereof as though made on such date, except to the extent that any such representation or warranty expressly relates to an earlier date, for changes permitted or contemplated by the Credit Agreement or this Waiver or as otherwise disclosed in writing to Agent and Lenders. No Default or Event of Default has occurred and is continuing or would result from the transactions contemplated hereby.

               (b)  The execution, delivery and performance by Borrower of this Waiver have been duly authorized by all necessary or proper corporate action and do not require the consent or approval of any Person which has not been obtained.

               (c)   This Waiver has been duly executed and delivered by Borrower and each of this Waiver and the Credit Agreement as amended hereby constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               SECTION 3.     Effect on the Loan Documents. (a) Upon the effectiveness of this Waiver, each reference in any Loan Document to "this Agreement", "hereunder", "herein", or words of like import, and each reference in any other Loan Document to such Loan Document, shall mean and be a reference to such Loan Document as amended hereby.

               (b)   Except as certain provisions are specifically amended or waived herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

               (c)   The execution, delivery and effectiveness of this Waiver shall not, except as expressly provided herein, operate as a modification of any right, power, or remedy of the Agent or the Lenders under any of the Loan Documents, nor constitute a modification of any provision of any of the Loan Documents.

               SECTION 4.      Effectiveness. This Waiver shall become effective as of the date first set forth above, provided that each of the following conditions has been satisfied on the date hereof, including the delivery to Agent of each of the documents set forth below in form and substance satisfactory to Agent:

               (a)   Counterparts of this Waiver duly executed by Borrower, the Required Lenders and Agent; and

               (b)   All of the representations and warranties of Borrower contained in Section 2 hereof shall be true and correct and certified by a certificate of an officer of Borrower.

               SECTION 5.      Expenses. Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of Agent in connection with the preparation, execution and delivery of this Waiver, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Agent with respect thereto.

               SECTION 6.      Governing Law. This Waiver shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

               SECTION 7.      Counterparts. This Waiver may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

               IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed as of the date first above written.

SCOTT TECHNOLOGIES, INC.

By:_________________________ Name: Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender

By:___________________________ Name: Title:

BANK OF AMERICA, N.A. (formerly NationsBank, N.A.), as Lender

By:___________________________ Name: Title:

BANK ONE, MICHIGAN (formerly, NBD Bank), as Lender

By:___________________________ Name: Title:

ABN AMRO BANK, N.V., as Lender

By:___________________________ Name: Title:

NATIONAL CITY BANK, as Lender

By:___________________________ Name: Title:

THE HUNTINGTON NATIONAL BANK, as Lender

By:___________________________ Name: Title:

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:___________________________ Name: Title:

AMSOUTH BANK, as Lender

By:___________________________ Name: Title:

THE PROVIDENT BANK, as Lender

By:___________________________ Name: Title:

FIRSTAR BANK, N.A. (formerly, Star Bank, N.A.), as Lender

By:___________________________ Name: Title: